EXHIBIT 3.1

CERTIFICATE OF ELIMINATION
OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF
SERIES A 12.5% CUMULATIVE PREFERRED STOCK
OF
GENERAL FINANCE CORPORATION,
a Delaware corporation

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

General Finance Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to the authority contained in the Fourth Section of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (“Board”) has adopted the following resolutions cancelling the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of the Series A 12.5% Cumulative Preferred Stock ("Series A"):

NOW, THEREFORE, BE IT RESOLVED, that the Series A was created pursuant to the Certificate of Designation filed on December 3, 2008, the Corporation filed an Amended and Restated Certificate of Designation on April 11, 2013 and a Corrected Amended and Restated Certificate of Designation on May 10, 2013;

RESOLVED, FURTHER, that the Corporation purchased all of the issued and outstanding shares of Series A on May 17, 2013;

RESOLVED, FURTHER, that pursuant to Section 151 of the General Corporation Law of the State of Delaware, no shares of Series A are issued and outstanding;

RESOLVED, FURTHER, that all shares of Series A be, and they hereby are, cancelled, the Certificate of Designation filed on December 3, 2008, and as amended and restated on April 11, 2013 and as corrected on May 10, 2013, be, and it hereby is, cancelled and the Certificate of Designation filed on December 3, 2008, and as amended and restated on April 11, 2013 and as corrected on May 10, 2013, be, and it hereby is, eliminated from the Certificate of Designation filed on December 3, 2008, and as amended and restated on April 11, 2013 and as corrected on May 10, 2013.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination of Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be duly executed by its Secretary on June 10, 2013.

GENERAL FINANCE CORPORATION

By: /s/ Christopher A. Wilson
Christopher A. Wilson
Secretary